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                                                                    EXHIBIT 23.2

The Board of Directors
BFound.com Services, Inc.:


We consent to the use of our report relating to the BFound.com Services, Inc. financial statements included herein, and to the reference to our firm under the heading "Experts" in the prospectus.



/s/ KPMG LLP

Victoria, Canada

June 6, 2000